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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 20, 2001


                                 Cytomedix, Inc.
                                ----------------
               (Exact name of registrant as specified in charter)



     Delaware                    0-28443                     23-3011702
     --------                    -------                     ----------
    (State of                  (Commission                 (IRS Employer
  Organization)               File Number)              Identification No.)


Three Parkway North
Deerfield, Illinois                                                    60015
-----------------------------------------------------                  -----
(Address of principal executive offices)                            (Zip Code)


Registrant's Telephone Number, including area code:  (847) 405-7800
                                                     --------------

Former name or former address, if changed since last report:  Not Applicable

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Item 5. OTHER EVENTS

         Effective January 2, 2001, we acquired certain technology and other assets of Curative Health Services, Inc. and CHS Services, Inc. pursuant to an amended and restated asset purchase agreement. The technology and other assets acquired by us include the intellectual property rights related to the development and production of Curative's proprietary wound treatment agent, Procuren, and related production equipment, leasehold improvements and certain other fixed assets. The consideration paid by us to Curative and CHS at closing included $3,782,571 in the form of cash and a promissory note. We financed the purchase price through a combination of a loan from Curative evidenced by a 10% convertible secured promissory note, issued by us to Curative in the aggregate principal amount of $1,682,571, and loans from three lenders in the aggregate principal amount of $2,100,000, also evidenced by convertible secured promissory notes. We also issued warrants to Curative and the lenders.

         The convertible secured promissory notes matured on April 15, 2001. We did not make payments on the notes on the maturity date; however, on April 20, 2001, we entered into a Consent, Waiver, Payoff and Exchange Agreement with Curative and each of the three lenders providing for the partial pay-off of the notes and the extension of the maturity date of the notes until April 15, 2002. Under the terms of this agreement, we paid to Curative and the lenders a total of $1,325,000 from the proceeds of an offering of 12% convertible promissory notes described below, reducing the outstanding amount of the notes. One of the lenders also elected to convert $100,000 principal amount of its note into 100,000 shares of our common stock. In addition, a group of third-party investors purchased the remaining outstanding convertible secured promissory notes from the lenders, and agreed to subordinate these notes to our newly issued 12% convertible promissory notes. This same group of investors also loaned Cytomedix an additional $312,000 by increasing the outstanding principal amount of the assigned notes. As consideration for subordinating the assigned notes and for extending the maturity date of these notes, we issued to certain of these third-party investors warrants representing the right to purchase an aggregate of 364,140 shares of our common stock on the same terms and conditions as the warrants issued to the original note holders. We have agreed to register with the Securities and Exchange Commission the shares of common stock underlying the warrants.

         On April 23, 2001, we completed a private placement of 12% convertible secured promissory notes referred to above, maturing April 23, 2005, for aggregate net proceeds of $1,325,000. We used all of these proceeds to pay down the 10% convertible secured promissory notes as described above. We may issue additional debt securities, although we cannot assure you that we will be able to raise any additional financing. We will use any proceeds received from additional borrowings to pay off the remaining outstanding balance on the note held by Curative; to pay off the remaining outstanding balance on the notes held by the third party investors; and to provide funds for general corporate operating needs. We have agreed to register with the Securities and Exchange Commission the shares of common stock underlying the 12% convertible promissory notes.

         On April 20, 2001, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC. Under this agreement, Fusion Capital has committed to purchase up to $14.7 million of our common stock over a five hundred sixty trading day period, subject to a one

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time extension of one hundred and twenty trading days at our election. Upon satisfaction of certain conditions, including having a registration statement declared effective by the SEC covering the resale of these shares, for each successive 20 trading day period during the term of the agreement, Fusion will purchase from us an aggregate of $525,000 of our common stock, subject to aggregate beneficial ownership limitations, at a purchase price equal to the lesser of (i) the lowest sale price of our common stock on the purchase date or such other date of determination, or (ii) the arithmetic average of any two closing sale prices for our common stock, as selected by Fusion Capital, during the 12 consecutive trading days preceding the purchase date or other date of determination. In consideration for Fusion Capital's purchase commitments, we have issued to Fusion Capital a warrant representing the right to purchase 1,189,320 shares of our common stock. The warrant has an exercise price of $1.00 per share and remains exercisable for 5 years. Subject to certain exceptions, upon exercise of the warrant, Fusion Capital has committed not to transfer or sell any shares issued to it during the term of the common stock purchase agreement. We have agreed to register with the Securities and Exchange Commission all of the shares issuable to Fusion Capital under this Common Stock Purchase Agreement. The net proceeds from this equity line of credit arrangement will be used primarily to refinance short-term indebtedness incurred in connection with our purchase from Curative as described above; to fund our current operations; to meet our working capital needs in connection with expanding our sales and marketing programs for our therapies; and to apply for and obtain governmental regulatory and reimbursement approvals for our platelet based growth factor therapies. Fusion Capital has the right to terminate this Common Stock Purchase Agreement upon the occurrence of certain events of default as set forth in the agreement.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  Not applicable.

         (b)      Unaudited Pro Forma Combined Financial Information.

                  Not applicable.

         (c)      Exhibits.

                  10.1 Consent, Waiver, Payoff and Exchange Agreement dated April 20, 2001, by and among Cytomedix, Inc., Curative Health Services, Inc., Bel-Cap Delaware, LLC, Bristol Investment Fund, Ltd. and TSENVI, LLC.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               Cytomedix, Inc.

                               By:    /s/ James A. Cour
                                  -----------------------------
                                        James A. Cour
                                        Chief Executive Officer and President


Date: April 27, 2001